UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 10, 2023

Evolve Transition Infrastructure LP
(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1360 Post Oak Blvd, Suite 2400
Houston, TX	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	SNMP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Director and Executive Officers
On March 10, 2023, the Board of Directors (the “Board”) of Evolve Transition Infrastructure GP LLC, the sole general partner (“General Partner”) of Evolve Transition Infrastructure LP (“Evolve”) terminated Randall Gibbs as Chief Executive Officer of the General Partner and Mike Keuss as President and Chief Operating Officer of the General Partner, in each case, effective March 15, 2023 (the “Effective Date”). The terminations of Messrs. Gibbs and Keuss were each without “Cause,” as such term is defined in each of the Executive Services Agreements between the General Partner and each of Messrs. Gibbs and Keuss, respectively, which were filed as Exhibits 10.4 and 10.5, respectively, to the Current Report on Form 8-K filed by Evolve on November 9, 2021 (File No. 001-33147).
Also on March 10, 2023, SP Holdings, LLC, the sole member of the General Partner, removed Mr. Gibbs from his position on the Board effective as of the Effective Date. The removal of Mr. Gibbs from his position on the Board was not the result of any disagreement with Evolve, the Board or the General Partner.
Appointment of Interim Chief Executive Officer
On the Effective Date, the Board appointed Charles C. Ward, the current Chief Financial Officer and Secretary of the General Partner, to serve as the Interim Chief Executive Officer of the General Partner, in addition to continuing as Chief Financial Officer and Secretary. Mr. Ward’s appointment as Interim Chief Executive Officer was effective on the Effective Date. As a result of Mr. Ward’s appointment as Interim Chief Executive Officer, Mr. Ward will be designated as both our principal executive officer and our principal financial officer.
Mr. Ward, age 62, was appointed Chief Financial Officer and Secretary of the General Partner in March 2015. Mr. Ward previously served as Chief Financial Officer and Treasurer of Sanchez Production Partners LLC from March 2008 until its conversion to a limited partnership in March 2015 and Secretary from July 2014 until March 2015. Mr. Ward also served as a Vice President of Constellation Energy Commodities Group, Inc. from November 2005 until December 2008. Prior to that time, he was a Vice President of Enron Creditors Recovery Corp. from March 2002 to November 2005.
Executive Services Agreement
In connection with Mr. Ward’s appointment as the Interim Chief Executive Officer of the General Partner, the General Partner and Mr. Ward entered into that certain Second Amended and Restated Executive Services Agreement, effective as of the Effective Date (the “Amended Executive Agreement”), which was approved by the Board on March 10, 2023 and amends and restates the Amended and Restated Executive Services Agreement, between Mr. Ward and the General Partner, dated as of September 2, 2022 (the “Existing Executive Agreement”). The Existing Executive Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by Evolve on September 2, 2022 (File No. 001-33147).
The Amended Executive Agreement, among other things, provides for Mr. Ward’s appointment as the Interim Chief Executive Officer of the General Partner on a temporary basis and amends the definition of “Good Reason” to establish that “Good Reason” will not include (whether pursuant to the Existing Executive Agreement or the Amended Executive Agreement) Mr. Ward’s appointment to the position of Interim Chief Executive Officer, or the replacement of Mr. Ward as Interim Chief Executive Officer with a permanent President and Chief Executive Officer; provided that Mr. Ward continues to serve as the Chief Financial Officer and Secretary of the General Partner following the appointment of a permanent President and Chief Executive Officer.
The foregoing description of the Amended Executive Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended Executive Agreement, a copy of which is filed as Exhibit 10.1 and incorporated into this Item 5.02 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit
10.1	Second Amended and Restated Executive Services Agreement, dated March 15, 2023, by and between Charles C. Ward and Evolve Transition Infrastructure LP.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLVE TRANSITION INFRASTRUCTURE LP
	By:	Evolve Transition Infrastructure GP LLC, its general partner

Date: March 15, 2023	By:	/s/ Charles C. Ward
Charles C. Ward
Interim Chief Executive Officer, Chief Financial Officer and Secretary